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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of TurboChef Technologies, Inc. (the "Company") of our report dated January 30, 1998, relating to the balance sheet of the Company as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, which report appears in the December 31, 1998 Annual Report on Form 10-K of the Company.


                                    /S/ KPMG LLP


Dallas, Texas
June 25, 1999